                                                                    EXHIBIT 1.1

                                CERTIFICATE OF
                             PENNACO ENERGY, INC.
                 AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE

     Pennaco Energy, Inc. (the "Registrant") hereby certifies to the Securities and Exchange Commission (the "Commission") that on October 14, 1999:

          (i) The Registrant has instructed its bank to wire transfer to the Commission the requisite filing fee of $1,784 due in connection with the filing of its Registration Statement with the Commission on October 14, 1999 pursuant to Rule 462(b) under the Securities Act of 1933, as amended;

          (ii)  The Registrant will not revoke such instructions; and

          (iii) The Registrant has sufficient funds in the account from which the wire transfer will originate to cover the amount of the filing fee.

     The Registrant hereby undertakes to confirm on October 15, 1999 that its bank has received such instructions.


                                        PENNACO ENERGY, INC.


                                        By:   /s/  Glen C. Warren, Jr.
                                           -----------------------------------
                                                   Glen C. Warren, Jr.
                                              Chief Financial Officer and
                                                Executive Vice President